UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              ____________________________________________________

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 30, 2003


                                 INDIGINET, INC.
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)


              0-32333                                     65-0972865
       (Commission File Number)                (IRS Employer Identification No.)

     5000 BIRCH STREET, SUITE 3000
       NEWPORT BEACH, CALIFORNIA                            92660
     (principal executive offices)                        (Zip Code)


                                 (949) 476-3711
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS REGARDING THE COMPANY'S INTENTION, BELIEFS, EXPECTATIONS, OR PREDICTIONS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS AND STATEMENTS OF EXPECTATIONS, PLANS AND INTENT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, AS A RESULT, AMONG OTHER THINGS, OF CHANGES IN TECHNOLOGY, CUSTOMER REQUIREMENTS AND NEEDS, AMONG OTHER FACTORS. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

     On December 30, 2003, Indiginet, Inc. (the "Registrant") entered into an Asset Purchase Agreement with Universal Broadband Communications, Inc. ("UBC") pursuant to which the Registrant purchased certain assets of UBC all of which were related to UBC's business of voice and data services (the "Acquisition"). The Registrant intends to use the assets acquired in the Acquisition to expand the Registrant's customer base and product offerings. The total consideration paid by the Registrant in connection with the Acquisition consisted of 6,000,000 (six million) shares of unregistered, restricted Series A Preferred Stock of Registrant. The amount of consideration was determined following negotiations between the Registrant and UBC and is set forth in the Asset Purchase Agreement, attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial  statements  of  business  acquired.

     As the acquired assets do not meet the minimum significance tests under Regulation S-X, financial statements regarding the acquired assets are not required to be provided.


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     (b)  Pro  forma  financial  information.

     As the acquired assets do not meet the minimum significance tests under Regulation S-X, pro forma financial information regarding the acquired assets is not required to be provided.

     (c)  Exhibits.
          --------

     The following exhibits are filed herewith:

EXHIBIT NO.                IDENTIFICATION OF EXHIBIT
-----------                -------------------------
    2.1      Agreement to Purchase Assets of Universal Broadband Communications, Inc.
             by Indiginet, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 12, 2004.

                                        INDIGINET, INC.


                                        By  /s/  Mark Ellis
                                          --------------------------------------
                                        Mark Ellis, President


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